UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03.

On August 8, 2007, the Board of Directors of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., adopted a resolution approving the name change of the registrant from American Real Estate Partners, L. P. to Icahn Enterprises L.P. On September 17, 2007, the registrant filed an amendment to its Certificate of Limited Partnership to reflect the name change. Effective Tuesday, September 18, 2007, the registrant’s new CUSIP numbers for its depositary units and cumulative pay-in-kind redeemable preferred units are 451100 101 and 451100 200, respectively, and the registrant’s depositary units and cumulative pay-in-kind redeemable preferred units will trade on the New York Stock Exchange under the symbols “IEP” and “IEP PR”, respectively. A copy of the Certificate of Limited Partnership, as amended, is attached hereto as exhibit 3.1.

On September 17, 2007, the registrant issued a press release announcing the name change and its new trading symbols. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01(d)     Exhibits
Exhibit Index

3.1	Certificate of Limited Partnership, as amended

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By:	American Property Investors, Inc.,
its General Partner

By:	/s/ Keith A. Meister
Keith A. Meister
Principal Executive Officer

Date: September 20, 2007